================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 19, 1996



                              SEACOR HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

       1-12289                                          13-3542736
--------------------------------------------------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

11200 WESTHEIMER, SUITE 850, HOUSTON, TEXAS                     77042
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                     (Zip Code)

                                 (713) 782-5990
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
================================================================================

                                EXPLANATORY NOTE

                  This Current Report on Form 8-K/A amends and restates in its entirety Item 7 of the Current Report on Form 8-K of SEACOR Holdings, Inc. (the "Company") dated December 19, 1996 and filed with the Securities and Exchange Commission on December 24, 1996 (the "Original Form 8-K").


Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         The financial statements of the acquired business from Smit International N.V. and certain of its subsidiaries for the periods required by Rule 3-05(b) of Regulation S-X are attached hereto as Annex A.

(b)      Pro Forma Financial Information.

         The pro forma financial information of the Company required pursuant to
Article 11 of Regulation S-X is attached hereto as Annex B.

(c)      Exhibits.

         2.0 Asset Purchase Agreement, dated as of December 19, 1996, by and among SEACOR Holdings, Inc. and certain of its subsidiaries, and Smit Internationale N.V. and certain of its subsidiaries.*

         4.0 Investment and Registration Rights Agreement, dated as of December 19, 1996, among SEACOR Holdings, Inc. and Smit International Overseas B.V.*

         10.0 Joint Venture Agreement, dated December 19, 1996, between SEACOR Holdings, Inc. and Smit-Lloyd (Antillen) N.V.*

         10.1 Bareboat Charter Agreement, dated December 19, 1996, between SEACOR-Smit Offshore II B.V. and Smit-Lloyd B.V.*

         10.2 Bareboat Charter Agreement, dated December 19, 1996, between SEACOR-Smit Offshore II B.V. and Smit-Lloyd B.V.*



                                Page 2 of 4 pages

         10.3 Malaysian Side Letter, dated December 19, 1996, between SEACOR and Smit.*

         10.4     Form of Management Agreement.*

         10.5 Salvage and Maritime Contracting Agreement, dated December 19, 1996, between SEACOR Holdings, Inc. and Smit Internationale N.V.*

         10.6 License Agreement, dated as of December 19, 1996, by and among SEACOR Holdings, Inc. and certain of its subsidiaries, and Smit.*

         99.0     SEACOR Holdings, Inc. Press Release dated December 19, 1996.*


________________
*  Previously filed as an exhibit to the Original Form 8-K.


                                Page 3 of 4 pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SEACOR HOLDINGS, INC.



DATE:  March 4, 1997                  By:  /s/ Randall Blank
                                         -------------------
                                         Randall Blank, Executive Vice
                                         President, Chief Financial Officer
                                         and Secretary




                                Page 4 of 4 pages

                                  EXHIBIT INDEX

Exhibit No.                         Description                         Page No.
-----------                         -----------                         --------

2.0               Asset Purchase Agreement, dated as of
                  December 19, 1996, by and among SEACOR Holdings,
                  Inc. and certain of its subsidiaries, and Smit
                  Internationale N.V. and certain of its subsidiaries.*

4.0 Investment and Registration Rights Agreement, dated as of December 19, 1996, among SEACOR
                  Holdings, Inc. and Smit International Overseas B.V.*

10.0 Joint Venture Agreement, dated December 19, 1996, between SEACOR Holdings, Inc. and Smit-Lloyd
                  (Antillen) N.V.*

10.1 Bareboat Charter Agreement, dated December 19, 1996, between SEACOR-Smit Offshore II. B.V. and
                  Smit-Lloyd B.V.*

10.2 Bareboat Charter Agreement, dated December 19, 1996, between SEACOR-Smit Offshore II. B.V. and
                  Smit-Lloyd B.V.*

10.3 Malaysian Side Letter, dated December 19, 1996, between SEACOR and Smit.*

10.4              Form of Management Agreement.*

10.5 Salvage and Maritime Contracting Agreement, dated December 19, 1996, between SEACOR Holdings, Inc. and Smit Internationale N.V.*

10.6 License Agreement, dated as of December 19, 1996, by and among SEACOR Holdings, Inc. and certain of its subsidiaries, and Smit.*

99.0              SEACOR Holdings, Inc. Press Release dated December 19, 1996.*

_________________
*  Previously filed as an exhibit to the Original Form 8-K.

                                     ANNEX A

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
SMIT INTERNATIONALE N.V.


WE HAVE AUDITED THE ACCOMPANYING STATEMENTS OF OPERATING REVENUES, COSTS AND EXPENSES OF OFF-SHORE VESSEL ASSETS AND RELATED EQUITY IN NET EARNINGS OF 50% OR LESS OWNED ENTITIES THAT WERE ACQUIRED BY SEACOR HOLDINGS, INC. FROM SMIT INTERNATIONALE N.V. (THE COMPANY) FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994. THESE STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE STATEMENTS BASED ON OUR AUDIT.

WE CONDUCTED OUR AUDIT IN ACCORDANCE WITH AUDITING STANDARDS GENERALLY ACCEPTED IN THE NETHERLANDS, THE COMPANY'S LOCAL STANDARDS, THAT ARE SUBSTANTIALLY EQUIVALENT TO AUDITING STANDARDS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE STATEMENT IS FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE STATEMENT. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR OPINION.

THE ACCOMPANYING STATEMENTS WERE PREPARED FOR THE PURPOSE OF COMPLYING WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (FOR INCLUSION IN AN AMENDMENT TO FORM 8-K DATED DECEMBER 19, 1996 AND FILED DECEMBER 24, 1996, BY SEACOR HOLDINGS, INC.) AND ARE NOT INTENDED TO BE A COMPLETE PRESENTATION OF THE REVENUES AND EXPENSES OF THE ASSETS MENTIONED ABOVE.

IN OUR OPINION, THE STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE OPERATING REVENUES, COSTS AND EXPENSES OF OFFSHORE VESSEL ASSETS AND RELATED EQUITY IN NET EARNINGS OF 50% OR LESS OWNED ENTITIES, ACQUIRED BY SEACOR HOLDINGS, INC. FROM SMIT INTERNATIONALE N.V., FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE NETHERLANDS.

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE NETHERLANDS VARY IN CERTAIN SIGNIFICANT RESPECTS FROM GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA. APPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA WOULD HAVE AFFECTED THE CARRYING VALUES OF THE ASSETS SOLD AND THE OPERATING INCOME AND EQUITY IN NET EARNINGS OF 50% OR LESS OWNED ENTITIES FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 TO THE EXTENT SUMMARIZED IN NOTE 4 TO THE FINANCIAL STATEMENTS.

ROTTERDAM, FEBRUARY 27, 1997


/S/ KPMG ACCOUNTANTS N.V.

REF.:  J.J. ENUMA

STATEMENTS OF OPERATING REVENUES, COST AND EXPENSES OF OFFSHORE VESSEL ASSETS AND RELATED EQUITY IN NET EARNINGS OF 50% OR LESS OWNED ENTITIES ACQUIRED BY SEACOR HOLDINGS, INC.
FROM SMIT INTERNATIONALE N.V.

------------------------------------------------------------------------------------------------------------------
                                                               YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                            ------------------------------------------------------
                                                                 1995           1994         1996         1995
------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS OF DUTCH GUILDERS)                                                          (UNAUDITED)  (UNAUDITED)
OPERATING REVENUES                                               98,463         96,444       80,757       72,637

COST AND EXPENSES:
O    MARINE OPERATING EXPENSES                                   60,561         57,505       51,680       44,197
O    ADMINISTRATIVE AND GENERAL                                  16,033         14,176       11,912       11,813
O    DEPRECIATION AND AMORTIZATION                               16,947         20,433       14,021       12,223
                                                          ------------------------------------------------------

OPERATING INCOME                                                  4,922          4,330        3,144        4,404

EQUITY IN NET EARNINGS OF 50% OR LESS
OWNED ENTITIES                                                      216          1,086        1,180          162

OPERATING INCOME AND EQUITY IN NET
EARNINGS OF 50% OR LESS OWNED ENTITIES                            5,138          5,416        4,324        4,566
----------------------------------------------------------------------------------------------------------------

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

         NOTES TO STATEMENTS OF OPERATING REVENUES, COST AND EXPENSES OF OFFSHORE VESSEL ASSETS AND RELATED EQUITY IN NET EARNINGS OF 50% OR LESS OWNED ENTITIES ACQUIRED BY SEACOR HOLDINGS, INC. FROM SMIT INTERNATIONALE N.V.

         (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

1        SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         On December 19, 1996, Smit Internationale N.V. and certain of its subsidiaries ("Smit") sold substantially all of their offshore vessel assets and certain related joint venture interests to SEACOR Holdings, Inc. and certain of its subsidiaries ("SEACOR"). The aggregate consideration, including amounts payable under certain lease purchase arrangements for two vessels, consists of: (i) approximately $71 million in cash, (ii) 712,000 shares of SEACOR common stock and (iii) $22 million principal amount of SEACOR's 5-3/8% convertible subordinated notes due November 15, 2006 ("the notes"). In addition, the definitive agreements for the transaction provide for the payment of a maximum additional purchase price by SEACOR, in a combination of cash and non-convertible notes, of up to $42 million based upon the earnings performance during 1997 and 1998 of certain assets sold.

         The assets sold include 100% interests in 24 vessels and 50% interest in 9 vessels sold directly by Smit and Smit's interest in certain joint ventures that own and operate 12 vessels.

         In addition, on December 19, 1996 Smit and SEACOR signed a letter of intent providing for the sale by Smit of the interest in a certain Malaysian joint venture or the vessels of this joint venture. This Malaysian joint venture owns and operates 4 vessels. The aggregate consideration for all of the Malaysian vessels will be approximately $13 million. The maximum additional purchase price shall be increased by $5 million after the consummation of the Malaysian purchase.

         The accompanying statements of operating revenues, costs and expenses, and equity in net earnings of 50% or less owned entities have been prepared on the accrual basis in accordance with Netherlands generally accepted accounting principles and relate to the assets described above and may not be indicative of future operating results. The statements of operating revenues, costs and expenses do not include income taxes, interest or other income or expense because such amounts would not be representative of those income or expense items that would be incurred by SEACOR.

         In the opinion of management, the unaudited statements of operating revenues, costs and expenses, and equity in net earnings of 50% or less owned entities for the nine-months ended September 30, 1996 and 1995, were prepared on a basis consistent with the audited statements of operating revenues, costs and expenses and include all adjustments (which include only normal recurring adjustments) necessary to present fairly the operating revenues, costs and expenses, and equity in net earnings of 50% or less owned entities for the interim periods. Results for the interim periods are not necessarily indicative of the operating results for the full year or for any future periods.

         OPERATING REVENUES AND EXPENSES

         Revenues are recognized for services rendered, expenses are accounted for in relation to those revenues.

         ADMINISTRATIVE AND GENERAL EXPENSES

         The administrative and general expenses for the companies included in these statements that have been previously consolidated in the annual accounts of Smit are calculated as follows: Smit's total general and administrative expenses have been allocated to the assets sold based on a percentage of the revenue of the assets sold to the total Smit revenues.

         The administrative and general expenses of other companies are derived from the annual accounts of these companies.

         DEPRECIATION OF SUPPLY VESSELS

         Before 1995, depreciation was computed on the straight-line method, the assumed useful life was set at 16 years.

         As from January 1, 1995 the Company utilized an accelerated depreciation method, based on a fixed percentage, to compute depreciation. Furthermore, the assumed useful life has been changed to 20 years.

         INVESTMENTS IN 50% OR LESS OWNED ENTITIES

         The equity method of accounting is used by Smit when it has a 20% to 50% ownership interest in the voting stock of other companies and the ability to exercise significant influence over their operating and financial policies.

         The investments in 50% or less owned entities are valued at a pro rata share of the net asset values of those companies. The accounting policies of associated companies are substantially consistent with the accounting policies stated in these statements.

         FOREIGN CURRENCY TRANSLATION

         The assets, liabilities and result of operations of certain Smit subsidiaries and associated companies are measured using the currency of the primary foreign economic environment within which they operate, their functional currency. For the purpose of these financial statements the assets and the liabilities of these foreign operations are translated to Dutch guilders at currency exchange rates at the applicable period-end rate. Operating revenues, cost and expenses and equity in net earnings are converted into Dutch guilders at the weighted average currency exchange rates during the applicable reporting period. Translation adjustments resulting from the process of translating these subsidiaries financial statements are excluded from these statements and are included in stockholders equity. Exchange differences resulting from normal business operations are included in the operating result.

2        STATEMENT OF ASSETS SOLD

         The following table sets forth the carrying values (net of accumulated depreciation) of the assets sold by Smit as of December 31, 1995 and 1994:

         ----------------------------------------------------------------------------------------------------------
                                                                                             1995         1994
         ----------------------------------------------------------------------------------------------------------

         (in thousands of Dutch guilders)
         Marine vessels                                                                     124,619      128,103
         Investments in 50% or less owned entities                                            3,069        1,381
                                                                                        ---------------------------
                                                                                            127,688      129,484
         ----------------------------------------------------------------------------------------------------------

3        RELATED PARTY TRANSACTIONS

         Certain operational tasks are carried out at cost by people employed by an affiliated company. Included in operating expenses are the costs of hiring crew from an affiliated company:

         -------------------------------------------------------------------------------------------------------
                                                               Year ended December 31,      Nine months ended
                                                                                              September 30,
                                                              --------------------------------------------------
                                                                 1995           1994         1996         1995
         -------------------------------------------------------------------------------------------------------
         (in thousands of Dutch guilders)                                                 (unaudited)  (unaudited)
         Costs of hiring crew from an affiliated
         company                                                 32,440         32,195       23,955       23,894
         -------------------------------------------------------------------------------------------------------

4        UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The accompanying statements have been prepared in accordance with Netherlands generally accepted accounting principles ("Netherlands GAAP"), which conform with United States generally accepted accounting principles, as it relates to the Company, ("US GAAP") in all material respects, except as follows:

4.1      CHANGE IN ACCOUNTING PRINCIPLE/LIFE TIME EXTENSION

         As described in footnote 1, in 1995, the expected useful life of vessels has been extended from 16 to 20 years and the accounting principle for supply vessels has been changed from straight line depreciation to accelerated depreciation. The retrospective cumulative effect of these changes is NLG 4 million. This amount has been charged to operating income in the historical financial statements of Smit in 1995. The amount has not been included in the accompanying statements of operating revenues and operating expenses of offshore vessel assets and related equity in net earning of 50% or less owned entities.

         Under US GAAP a change in estimated useful lives of the vessels should be accounted for prospectively rather than recording a cumulative effect in the year of change. Furthermore, the change of accounting principle to accelerated depreciation would not have been made, because the use of this method is not in accordance with industry practice in the United States.

4.2      INVESTMENT FACILITIES

         Investment subsidies received are credited to operations over a 10 year period. Under US GAAP these subsidies are credited to operations during the depreciation period of the assets acquired.

         Application of US GAAP would also have an effect on the carrying values of the assets sold by Smit. The unamortized balance of investment subsidiaries related to vessels should have been presented as an adjustment of the cost of the related assets disposed of.

4.3      CAPITALIZATION OF INTEREST COSTS

         Smit has capitalized less than 100% of the interest cost incurred during the period required to complete the asset. Under US GAAP 100% of the interest cost shall be capitalized, during the period of construction, as part of the historical cost of the acquired assets.

4.4      RECONCILIATION NETHERLANDS GAAP-US GAAP

         Application of US GAAP would have had the following effect on operating income and equity in net earnings of 50% or less owned entities:

         ---------------------------------------------------------------------------------------------------------
                                                               Year ended December 31,      Nine months ended
                                                                                              September 30,
                                                         ---------------------------------------------------------
                                                                 1995           1994         1996         1995
         ---------------------------------------------------------------------------------------------------------
         (in thousands of Dutch guilders)                                                 (unaudited)  (unaudited)
         Operating income and equity in net
         earnings of 50% or less owned entities
         in accordance with Netherlands GAAP                      5,138          5,416        4,324        4,566

         Increase (decrease) for:

         4.1    Change in accounting
                principle/life time extension                     7,842*            --        7,029*       5,882*
         4.2    Investment facilities                                 0            947          726            0
         4.3    Capitalization of interest costs                   (125)          (177)         (94)         (94)
                                                          -------------------------------------------------------

         Increase (decrease)                                      7,717            770        7,661        5,788

         Operating income and equity in net
         earnings of 50% or less owned entities
         in accordance with US GAAP                              12,855          6,186       11,985       10,354
         -------------------------------------------------------------------------------------------------------

----------
         *        Mainly due to effects of accelerated depreciation under Dutch GAAP.

         Application of US GAAP would have had the following effect on the carrying values of the assets sold by Smit. The unamortized balance of investment subsidies related to vessels has been reflected as an adjustment of the cost of the related assets:

         --------------------------------------------------------------------------------------------------------
                                                                                         Year ended December 31,
                                                                                             1995         1994
         --------------------------------------------------------------------------------------------------------
         (in thousands of Dutch guilders)

         Carrying values of assets sold by Smit in accordance with
         Netherlands GAAP                                                                   127,688      129,484

         Increase (decrease) for:

         4.1    Change in accounting principle/life time extension                            7,842           -
         4.2    Investment facilities                                                       (23,113)     (25,295)
         4.3    Capitalization of interest costs                                              1,510        1,635
                                                                                     ---------------------------

         Increase (decrease)                                                                (13,761)     (23,660)

         Carrying values of assets sold by Smit in accordance with US GAAP                  113,927      105,824
         -------------------------------------------------------------------------------------------------------


                                     ANNEX B






                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                            as of September 30, 1996

                                                                           Pro Forma Adjustments
                                                             -----------------------------------------------
                                                                  November 1996                  Smit
                                                                 Notes Placement              Transaction
                                           Historical                Note C                     Note D                 Pro Forma
                                           ----------                ------                     ------                 ---------
ASSETS
Cash                                 $       28,484,000      $     168,189,000(5)      $     (66,335,000)(8)       $    130,338,000
Investment Securities                           307,000                 -                          -                        307,000
Trade and Other Receivables                  44,479,000                 -                          -                     44,479,000
Affiliate Receivables                           304,000                 -                          -                        304,000
Inventories                                   1,487,000                 -                          -                      1,487,000
Prepaid expenses and other                    2,131,000                 -                          -                      2,131,000
                                     ----------------------------------------------------------------------------------------------
   Total current assets                      77,192,000            168,189,000                (66,335,000)              179,046,000
                                     ----------------------------------------------------------------------------------------------

Investments in and Receivables
   from 50% or Less Owned
   Companies, at Equity                       7,306,000                 -                      15,469,000(8)             22,775,000
                                     ----------------------------------------------------------------------------------------------
Property, Equipment, Land,
   and Capital Leases                       374,521,000                 -                     118,062,000(8)            492,583,000
   Less Accumulated Depreciation            (92,392,000)                -                          -                    (92,392,000)
                                     ----------------------------------------------------------------------------------------------
     Net Property and Equipment             282,129,000                 -                     118,062,000               400,191,000
                                     ----------------------------------------------------------------------------------------------
Other Assets                                 11,944,000              4,311,000(5)                  -                     16,255,000
                                     ----------------------------------------------------------------------------------------------
                                     $      378,571,000      $     172,500,000         $       67,196,000         $     618,267,000
                                     ==============================================================================================

LIABILITIES AND STOCK-
   HOLDERS' EQUITY
Current portion of long-term debt    $          276,000      $          -              $        1,426,000(8)      $       1,702,000
Accounts payable-trade                       12,190,000                 -                          -                     12,190,000
Accounts payable-affiliate                    1,983,000                 -                          -                      1,983,000
Other current liabilities                    11,933,000                 -                         600,000(8)             12,533,000
                                     ----------------------------------------------------------------------------------------------
   Total current liabilities                 26,382,000                 -                       2,026,000                28,408,000
                                     ----------------------------------------------------------------------------------------------
Long-Term Debt                                7,955,000            172,500,000(5)              37,596,000(8)            218,051,000
Deferred Income Taxes                        38,071,000                 -                      (7,626,000)(8)            30,445,000
Deferred Revenue, Gain, and Other
   Liabilities                                1,980,000                 -                          -                      1,980,000
Minority interest and indebtedness
   to Minority Shareholders                   1,853,000                 -                          -                      1,853,000
Stockholders' Equity:
   Common Stock                                 131,000                 -                           7,000(8)                138,000
   Additional paid-in-capital               223,853,000                 -                      35,193,000(8)            259,046,000
   Retained Earnings                         80,539,000                 -                          -                     80,539,000
   Less-shares held in treasury                (576,000)                -                          -                       (576,000)
   Less unamortized restricted stock           (747,000)                -                          -                       (747,000)
   Currency translation adjustments            (870,000)                -                          -                       (870,000)
                                     ----------------------------------------------------------------------------------------------
   Total stockholders' equity               302,330,000                 -                      35,200,000               337,530,000
                                     ----------------------------------------------------------------------------------------------
                                     $      378,571,000      $     172,500,000         $       67,196,000         $     618,267,000
                                     ==============================================================================================

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
              Pro Forma Condensed Consolidated Statement of Income
                  For the Nine Months Ended September 30, 1996
                                                                           Pro Forma Adjustments
                                                            ---------------------------------------------------
                                                                                 November
                                                                July 1996       1996 Notes         Smit
                                                              Transactions       Placement      Transaction
                                               Historical        Note B           Note C          Note D           Pro Forma
                                               ----------        ------           ------          ------           ---------

Operating Revenue:
   Marine                                    $ 138,043,000 $         -         $        -        $48,213,000 (9)  $186,256,000
   Environmental -
      Oil spill response                         8,547,000           -                  -               -            8,547,000
      Retainer and other services               13,703,000           -                  -               -           13,703,000
                                             ---------------------------------------------------------------------------------
                                               160,293,000           -                  -         48,213,000       208,506,000
                                             ---------------------------------------------------------------------------------

Costs and Expenses:
   Cost of oil spill response                    7,655,000           -                  -               -            7,655,000
   Operating expenses -
      Marine                                    77,137,000           -                            30,420,000 (9)   107,557,000
      Environmental                              4,511,000           -                  -               -            4,511,000
   Administrative and General                   16,876,000           -                             7,112,000 (9)
                                                                                                  (4,346,000)(10)   19,642,000
   Depreciation and amortization                17,791,000   (105,000) (1)                         8,371,000 (9)
                                                                                                  (2,001,000)(11)   24,056,000
                                             ---------------------------------------------------------------------------------
                                               123,970,000   (105,000)                  -         39,556,000       163,421,000
                                             ---------------------------------------------------------------------------------
Operating Income                                36,323,000    105,000                   -          8,657,000        45,085,000
                                             ---------------------------------------------------------------------------------

Other Income (Expenses):
   Interest on Debt                             (4,007,000) 2,079,000(1)(2)    (7,274,000)(6)     (1,487,000)(12)  (10,689,000)
   Interest Income                               1,731,000                              -                            1,731,000
   Gain (loss) from equipment
   sales or retirements                          1,448,000                              -                            1,448,000
   McCall acquisition costs                       (509,000)                             -                             (509,000)
   Other                                            11,000                              -                               11,000
                                             ---------------------------------------------------------------------------------
                                                (1,326,000) 2,079,000          (7,274,000)        (1,487,000)       (8,008,000)
                                             ---------------------------------------------------------------------------------

Income Before Income Taxes, Minority
   Interest, Equity in Net Earnings
   of 50% or Less Owned Companies
   and Extraordinary Item                       34,997,000  2,184,000          (7,274,000)         7,170,000        37,077,000
Income Tax Expense (Benefit)                    12,445,000    764,000 (3)      (2,546,000)(7)      2,510,000(13)    13,173,000
                                             ---------------------------------------------------------------------------------
Income Before Minority Interest, Equity
   in Net Earnings of 50% or Less
   Owned Companies and
   Extraordinary Item                           22,552,000  1,420,000          (4,728,000)         4,660,000        23,904,000
Minority Interest in Income (Loss) of
   Subsidiary                                      176,000        -                     -                  -           176,000
Equity in Net earnings of 50% or
   Less Owned Companies                            766,000        -                     -            704,000 (9)
                                                                  -                     -           (246,000)(13)    1,224,000
                                             ---------------------------------------------------------------------------------
Income before Extraordinary Item                23,494,000  1,420,000          (4,728,000)         5,118,000        25,304,000
Extraordinary Item-Loss on
   Extinguishment of Debt                         (807,000)   807,000 (4)                                                    -
                                             ---------------------------------------------------------------------------------
Net Income                                   $  22,687,000 $2,227,000         $(4,728,000)        $5,118,000      $ 25,304,000
                                             =================================================================================

Earnings Per Common Share -
   Assuming no Dilution:
   Income before extraordinary item          $         215                                                        $       1.84
   Extraordinary Item                                (0.07)                                                                  -
                                             --------------                                                       ------------
Net Income                                   $        2.08                                                        $       1.84
                                             ==============                                                       ============

Earnings Per Common Share -
   Assuming Full Dilution:
   Income before extraordinary item          $        1.93                                                        $       1.79
   Extraordinary Item                                (0.06)                                                                  -
                                             --------------                                                       ------------
Net Income                                   $        1.87                                                        $       1.79
                                             =================================================================================
Weighted Average Common Shares:
   Assuming no dilution                         10,923,340                                                          13,764,593
   Assuming full dilution                       12,725,616                                                          16,868,612


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
              Pro Forma Condensed Consolidated Statement of Income
                      For the Year Ended December 31, 1995

                                                                     Pro Forma Adjustments
                                                    -----------------------------------------------------
                                                                                    November
                                                        1995        July 1996      1996 Notes      Smit
                                                    Transactions  Transactions      Placement   Transaction
                                     Historical        Note E        Note B          Note C       Note D         Pro Forma
                                     ----------        ------        ------          ------       ------         ---------
Operating Revenue:
   Marine                           $104,894,000    $45,668,000  $         -     $          -    $61,386,000(9)  $211,948,000
   Environmental -
      Oil spill response               8,927,000        968,000            -                -              -        9,895,000
      Retainer and other services     12,838,000      4,003,000            -                -              -       16,841,000
                                     ----------------------------------------------------------------------------------------
                                     126,659,000     50,639,000            -                -     61,386,000      238,684,000
                                     ----------------------------------------------------------------------------------------

Costs and Expenses:
   Cost of oil spill response          7,643,000        791,000            -                -              -        8,434,000
   Operating expenses -
      Marine                          66,205,000    $31,002,000            -                -     37,756,000(9)   134,963,000
      Environmental                    4,580,000      1,167,000            -                -              -        5,747,000
   Administrative and general         13,853,000      6,033,000            -                -      9,996,000(9)
                                                                           -                      (6,246,000)(10)  23,636,000
   Depreciation and amortization      18,842,000      5,823,000     (211,000)(1)            -     10,565,000(9)
                                                                           -                -     (2,071,000)(11)  32,948,000
                                     ----------------------------------------------------------------------------------------
                                      111,123,000    44,816,000     (211,000)               -     50,000,000      205,728,000
                                     ----------------------------------------------------------------------------------------
Operating Income                      15,536,000      5,823,000      211,000                -     11,386,000       32,956,000
                                     ----------------------------------------------------------------------------------------

Other Income (Expense):
   Interest on Debt                   (6,681,000)    (3,525,000)   4,048,000(1)(2) (9,698,000)(6) (2,063,000)(12) (17,919,000)
   Interest Income                     2,370,000        123,000            -                -                       2,493,000
   Gain (loss) from equipment
   sales or retirements                3,850,000        467,000            -                -                       4,317,000
   Other                                 667,000         (2,000)           -                -                         665,000
                                     ----------------------------------------------------------------------------------------
                                         206,000     (2,937,000)   4,048,000       (9,698,000)    (2,063,000)     (10,444,000)
                                     ----------------------------------------------------------------------------------------

Income Before Income Taxes, Minority
   Interest, Equity in Net Earnings
   of 50% or Less Owned Companies
   and Extraordinary Item             15,642,000      2,886,000    4,259,000      (9,698,000)      9,323,000       22,412,000
Income Tax Expense (Benefit)           5,510,000      1,035,000    1,448,000(3)   (3,394,000)(7)   3,170,000(13)    7,769,000
                                     ----------------------------------------------------------------------------------------
Income Before Minority Interest,
   Equity in Net Earnings of 50%
   or Less Owned Companies and
   Extraordinary Item                 10,132,000      1,851,000    2,811,000      (6,304,000)      6,153,000       14,643,000
Minority Interest in Income (Loss)
   of a Subsidiary                       321,000              -            -               -               -          321,000
Equity in Net Earnings of 50% or
   Less Owned Companies                  872,000              -            -               -         135,000(9)
                                                              -            -               -         (46,000)(13)     961,000
                                     ----------------------------------------------------------------------------------------
Income before Extraordinary Item      11,325,000      1,851,000    2,811,000      (6,304,000)      6,242,000       15,925,000
Extraordinary Item-Loss on
   Extinguishment of Debt                      -              -     (984,000)(4)           -               -         (984,000)
                                     ----------------------------------------------------------------------------------------
Net Income                           $11,325,000     $1,851,000   $1,827,000     $(6,304,000)    $ 6,242,000     $ 14,941,000
                                     ========================================================================================

Earnings Per Common Share -
   Assuming no Dilution
   Income before extraordinary item  $      1.50              -            -              -          -           $      1.16
   Extraordinary Item                          -              -            -              -          -                 (0.07)
                                     ----------------------------------------------------------------------------------------
Net Income                           $      1.50              -            -              -          -           $      1.09
Earnings Per Common Share -
   Assuming Full Dilution
   Income before extraordinary item  $      1.36              -            -              -                      $      1.14
   Extraordinary Item                          -              -            -              -                            (0.07)
                                     ----------------------------------------------------------------------------------------
Net Income                           $      1.36              -            -              -          -           $      1.07
Weighted Average Common Shares:
Assuming no dilution                   7,547,330              -            -              -          -            13,753,100
Assuming full dilution                10,032,332              -            -              -          -            13,925,376



                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


A.       BASIS OF PRESENTATION

         As discussed in the Company's annual report to shareholders on Form 10-K for the year ended December 31, 1995, the Company completed several transactions during 1995 (the NRC Merger, the Graham Acquisition, the 1995 CNN transaction, the Coastal/Phibro Transactions and the 1995 Common Stock Offering
- "The 1995 Transactions"). Also, as discussed in the Company's Registration Statement on Form S-3 filed with the Commission on January 31, 1997, the Company completed several transactions during 1996 (the 6.0% Note Conversion, the 1996 CNN Transaction and the 1996 Common Stock Offering (collectively, the "July 1996 Transactions") and the November 1996 Notes Placement), as well as completing the transaction discussed in this Form 8-K/A, the Smit Transaction.

         The accompanying pro forma condensed balance sheet has been prepared based upon certain pro forma adjustments to historical financial information, assuming (i) the November 1996 Notes Placement, and (ii) the Smit Transaction, in each case as if it has occurred on September 30, 1996. No adjustments were proposed in the accompanying pro forma condensed consolidated balance sheet for the July 1996 Transactions and the 1995 Transactions as these transactions were completed prior to September 30, 1996. The pro forma condensed consolidated statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 have been prepared based upon certain pro forma adjustments to historical financial information, assuming (i) the 1995 Transactions (with respect to the 1995 pro forma's only), (ii) the July 1996 Transactions, (iii) the November 1996 Notes Placement, and (iv) the Smit Transaction, in each case occurred on January 1, 1995. No pro forma adjustments were made to the statements of income with respect to operating revenues and expenses for the 1996 CNN Transaction because the effect of such adjustments would not be material.

         The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the above described transactions been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

         The weighted averages of common shares used to calculate pro forma consolidated earnings per share, assuming no dilution, are based on the actual weighted average number of shares outstanding during each period, adjusted to give effect to shares issued in connection with the 1995 Transactions, the July 1996 Transactions and the Smit Transaction, assuming that the transactions had taken place on January 1, 1995. The weighted average of common shares used to calculate pro forma consolidated earnings per share, assuming full dilution, for the nine months ended September 30, 1996 is based on the actual weighted average number of shares outstanding during the period, adjusted to give effect to the July 1996 Transactions and the Smit Transaction and for additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents using the treasury stock method and the assumption that the 5-3/8% Convertible Subordinated Notes issued in the November 1996 Notes Placement and the Smit Transaction were converted into common stock. Net income has been adjusted for the interest expense (net of income tax) associated with the convertible subordinated notes. The weighted average of common shares used to calculate pro forma consolidated earnings per share, assuming full dilution, for the year ended December 31, 1995, was calculated on the same basis except that the weighted average of common shares was adjusted to give effect to the 1995 Transactions and the effect of the conversion of the 5-3/8% Convertible Subordinated Notes into Common Stock is not considered in the calculation of earnings per share assuming full dilution because the effect is antidilutive.


B.       JULY 1996 TRANSACTIONS

         6.0% NOTE CONVERSION

         On June 6, 1996, the Company notified the Trustee of the 6.0% Notes of its election to call the 6.0% Notes for redemption on July 12, 1996. Holders of the 6.0% Notes had the right to convert the 6.0% Notes into shares of common Stock at a ratio of 39.024 shares of Common Stock per $1,000 principal amount of the 6.0% Notes (representing a conversion price of $25.625 per share) prior to the date of redemption. Upon conversion, 2,156,083 shares of Common Stock were issued. The following adjustment reflects the assumed conversion of the entire principal amount outstanding of the 6.0% Notes:

         (1) To reflect the reductions in interest expense and the amortization of debt issuance costs as a result of the conversion.

         1996 CNN TRANSACTION

         (2) To reflect the reduction in interest expense due to the retirement of indebtedness outstanding with a portion of the net proceeds from the 1996 Common Stock Offering.

         (3) To adjust income tax expense for the effect of the adjustments described in notes (1) and (2) assuming an effective tax rate of 35% for 1996 and 34% for 1995.

         (4) To reflect an extraordinary loss in 1995 and reverse the extraordinary loss recorded in 1996 due to the write-off of unamortized debt discount relating to the early repayment of $9.6 million of indebtedness outstanding to CNN, net of income tax benefits.

C.       NOVEMBER 1996 NOTES PLACEMENT

         These adjustments reflect the completion of the 5-3/8% Convertible Subordinated Notes Offering. The detail of these adjustments is as follows:

         (5) To reflect the sale of $172.5 million principal amount of the 5-3/8% Convertible Subordinated Notes and the application of the net proceeds therefrom to increase cash by $168.2 million and to record estimated deferred financing costs of $4.3 million.

         (6) To reflect the increase in interest expense due to the sale of $172.5 million principal amount of the 5-3/8% Convertible Subordinated Notes and the amortization of deferred financing costs.

         (7) To adjust income tax expense for the effect of the adjustments described in note (6) assuming an effective tax rate of 35% for 1996 and 34% for 1995.

D.       SMIT TRANSACTION

         For the purpose of the pro forma adjustments with respect to the operations of Smit, the revenues and expenses of these operations are translated from Dutch guilders to U.S. dollars at the weighted average currency exchange rates during the applicable reporting periods.

         (8) To record the payment of cash and the issuance of debt and common stock to acquire offshore vessel assets and joint venture interests, enter in a capital lease obligation with respect to two vessels, an accrual for estimated transaction costs, and the related deferred tax effect of the acquisition.

         (9) To reflect the operating revenues and expenses and equity in net earnings of 50% or less owned entities attributable to the Smit assets acquired.

         (10) To adjust administrative and general expenses associated with the acquired assets to reflect the Company's budget for these operations.

         (11) To reflect depreciation associated with the acquired assets relative to such expense as reported by Smit. The Company recorded the acquired assets at their fair market values in accordance with the purchase method of accounting. Consistent with the Company's depreciation policies, the depreciable lives assigned to each of the vessels acquired in the Smit Transaction were determined by subtracting from 25 years the period from each vessel's original construction date to its acquisition date.

         (12) To reflect an increase in interest expense due to the issuance of $15.25 million principal amount of Smit Notes and payments under capital lease obligations.

         (13) To adjust income tax expense for the effect of the adjustments described in notes (9) through (12) assuming an effective tax rate of 35% for 1996 and 34% for 1995.

E.       THE 1995 TRANSACTIONS

         The pro forma adjustments relating to the 1995 Transactions are described below. For purposes of calculating these adjustments, the Company assumed that each of the 1995 Transactions was completed no later than September 30, 1995. The use of the actual closing dates for the 1995 CNN Transaction, the Coastal/Phibro Transactions and the 1995 Common Stock Offering, which all closed before December 31, 1995, would not have a material effect on these pro forma adjustments.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                               NRC          Graham        1995 CNN       Coastal/Phibro   1995 Common     The 1995
                                             Merger       Acquisition   Transaction    Transactions(23) Stock Offering  Transactions
                                             ------       -----------   -----------    ---------------- --------------  ------------
Operating Revenue:
  Marine...............................   $      (86)(1)   $34,681(4)     $14,710(15)     $     ---           $    ---     $ 45,668
                                                              (814)(5)     (3,795)(16)
                                                                              972(17)
Environmental
  Oil spill response...................          968(2)        ---            ---               ---                ---          968
  Retainer and other services..........        4,003(2)        ---            ---               ---                ---        4,003
                                          ----------       -------        -------          --------           --------      -------
                                               4,885        33,867         11,887               ---                ---       50,639
                                          ----------       -------        -------          --------           --------      -------
Costs and Expenses:
  Cost of oil spill response...........          791(2)        ---            ---               ---                ---          791
Operating expenses
Marine.................................          (86)(1)    23,340(4)       9,274(15)           ---                ---       31,002
                                                 ---          (719)(5)        334(18)           ---                ---          ---
                                                 ---           ---         (1,141)(19)          ---                ---          ---
  Environmental........................        1,167(2)        ---            ---               ---                ---        1,167
Administrative and general.............        1,645(2)      3,996(4)       1,358(20)           ---                ---        6,033
                                                 ---           (70)(15)       ---               ---                ---          ---
                                                 ---          (446)(7)        ---               ---                ---          ---
                                                 ---          (825)(6)        ---               ---                ---          ---
                                                 ---           375(14)        ---               ---                ---          ---
Depreciation and amortization..........          777(2)      3,431(4)       1,299(21)           171(24)            ---        5,823
                                                  91(3)       (142)(5)        ---               ---                ---          ---
                                                 ---           196(8)         ---               ---                ---          ---
                                          ----------       -------        -------          --------           --------      -------
                                               4,385        29,136         11,124               171                ---       44,816
                                          ----------       -------        -------          --------           --------      -------
Operating Income.......................          500         4,731            763              (171)               ---        5,823
                                          ----------       -------        -------          --------           --------      -------
Other Income (Expense):
  Interest on debt.....................         (302)(2)      (531)(4)        ---               ---                970(25)   (3,525)
                                                 ---           531 (11)       ---               ---                ---          ---
                                                 ---        (4,134)(10)       ---               ---                ---          ---
                                                 ---           (59)(9)        ---               ---                ---          ---
Interest Income........................           12(2)        111(4)         ---               ---                ---          123
Gains/(loss) from equipment sales or
  retirements..........................          ---           467(4)         ---               ---                ---          467
Other..................................           (6)(2)       450(4)         ---               ---                ---           (2)
                                                 ---          (446)(7)        ---               ---                ---          ---
                                          ----------       -------        -------          --------           --------      -------
                                                (296)       (3,611)           ---               ---                970       (2,937)
                                          ----------       -------        -------          --------           --------      -------
Income Before Income Taxes, Minority
  Interest, Equity in Net Earnings of
  50% or Less Owned Companies and
  Discontinued Operations..............          204         1,120            763              (171)               970        2,886
Income Tax Expense.....................          123(2)         36(4)         201(22)           ---                330(26)    1,035
                                                 ---         1,463(12)        ---               ---                ---          ---
                                                 ---        (1,118)(12)       ---               ---                ---          ---
                                          ----------        ------        -------          --------           --------      -------
Income Before Minority Interest, Equity
  in Net Earnings of 50% or Less
  Owned Companies and Discontinued
  Operations...........................           81           739            562              (171)               640        1,851
Minority Interest in (Income) Loss of a
  Subsidiary...........................          ---           ---            ---               ---                ---          ---
Equity in Net Earnings of 50% or Less
  Owned Companies......................          ---           ---            ---               ---                ---          ---
                                          ----------       -------        -------          --------           --------      -------
Income Before Discontinued Operations..           81           739            562              (171)               640        1,851
Discontinued Operations................          ---           (81)(14)       ---               ---                ---          ---
                                                 ---            81(13)        ---               ---                ---          ---
                                          ----------       -------        -------          --------           --------      -------
Net Income.............................   $       81       $   739        $   562          $   (171)          $    640      $ 1,851
                                          ==========       =======        =======          ========           ========      =======


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

------------------

(1) To reflect the elimination of certain intercompany transactions between subsidiaries of the Company and subsidiaries of NRC Holdings.

(2) To reflect the pre-acquisition results of operations of NRC Holdings and its subsidiaries.

(3) To reflect the amortization of $3.6 million of goodwill based upon the straight line method over a 20-year period which is the estimated period of benefit.

(4) To reflect the pre-acquisition results of operations of Graham, as restated to reflect an adjustment to the estimated depreciable lives of the fixed assets of Graham.

(5) To exclude the operating results of Offshore Trawlers, Inc., the Graham entity that operates a shipyard whose assets were not included in the Graham Acquisition.

(6) To reflect the elimination of $1.5 million of certain historical salary expense offset by $0.4 million of additional annual wage costs estimated to be incurred by the Company to manage the acquired assets. The Company does not expect to incur more than $0.4 million of additional annual wage costs to manage these assets based on salaries paid to its employees who perform similar functions for the Company's other vessels.

(7) To reflect the elimination of rental fees charged to Graham by a non-acquired affiliate company.

(8) To reflect depreciation associated with the acquired assets relative to such expense as reported by Graham. The Company recorded the acquired assets at their fair market values in accordance with the purchase method of accounting. Consistent with the Company's depreciation policies, the depreciable lives assigned to each of the vessels acquired in the Graham Acquisition were determined by subtracting from 20 years for crew boats and 25 years for supply and utility vessels the period from each vessel's original construction date to its acquisition date.

(9) To amortize deferred debt issuance costs to interest expense over the life of the bank debt that financed the transaction utilizing the straight-line method that approximates the effective interest method.

(10) To reflect additional interest expense with respect to the $74.0 million of indebtedness incurred in connection with the Graham Acquisition, assuming no principal repayments during the period.

(11) To eliminate interest expense on debt that was not assumed in connection with the acquisition.

(12) To reflect the income tax effect of Graham income, which was primarily earned in a partnership, assuming an effective tax rate of 34%.

(13) To reflect the final activity of a wholly owned subsidiary of Offshore Trawlers, Inc. which discontinued its operations in 1991.

(14) To recognize the amortization of deferred cost relating to non-cancelable consulting contracts with the former owners of Graham as administrative salary expense over the terms of the related contracts (3-5 years).

(15) To reflect the operating revenues and expenses of (i) the five vessels acquired from CNN, (ii) the 10 vessels previously bareboat chartered-out by the Company to CNN and (iii) the one vessel bareboat chartered-in by the Company from CNN.

(16) To exclude bareboat charter revenues received from CNN for 10 vessels under the pre-existing bareboat charter agreements.

(17) To exclude the Company's share of the net pool results as a result of the termination of the pooling arrangement with CNN.

(18) To reflect drydocking expenses associated with the 10 vessels previously bareboat chartered-out by the Company to CNN. As operator, the Company will assume responsibility for drydocking expenses.

(19) To reflect a decline in operating expenses due to a reduction in crew wages and benefit costs as a result of savings relating to recrewing 13 of the Company's vessels previously operated by CNN. The Company estimates savings of approximately $13,000 per month per vessel ($3,500 per month each for a master and chief engineer and $3,000 per month for two mates each per vessel). The estimated savings are reduced by 25% to recognize that the recrewing will take place over a period of time rather than immediately. The pro forma adjustment reflects crew costs reductions of $9,750 per month for vessels which, on an aggregated basis, operated 137 months in 1994 and 117 months in 1995. Such savings are based on crew wages paid to American crews and crews of other nationalities for similar vessels operated by the Company as compared with crew wages paid to French seamen for the above mentioned vessels. To facilitate recrewing, the vessels were reflagged during 1995.

(20) To reflect management fees payable to FISH pursuant to the management agreement with FISH.

(21) To reflect increased depreciation expense associated with the five vessels acquired from CNN.

(22) To adjust income tax expense for the effects of adjustments with respect to the 1995 CNN Transaction assuming an effective tax rate of 34%.

(23) The effect of pro forma adjustments relating to the contract amendments with Coastal and Phibro would not be material to total environmental services revenue in the pro forma Statements of Income. Although the Company expects the contract amendments with Coastal and Phibro, together with the addition of two major customers, to have a positive effect on future operations, the Company has not attempted to pro forma these effects in the above pro forma Statements of Income.

(24) To reflect the amortization of $4.6 million of goodwill based upon the straight-line method over a 20-year period which is the estimated period of benefit.

(25) To reflect the reduction in interest expense due to the retirement of $31,000,000 of indebtedness outstanding under the DnB Facility with a portion of the net proceeds from the 1995 Common Stock Offering.

(26) To adjust income tax expense for the effect of the adjustment described in note (25) assuming an effective tax rate of 34%.